SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       December 20, 2002

                       XEROX CORPORATION
      (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                     800 Long Ridge Road
                       P. O. Box 1600
              Stamford, Connecticut  06904-1600
      (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:
                       (203) 968-3000

                       Not Applicable
 (Former name or former address, if changed since last report)


























Item 5.  Other Events.

Registrant reported today that it has discovered an error in the calculation of its non-cash interest expense related to a debt instrument and associated interest rate swap agreements. The error, which was identified by Registrant and occurred with the adoption of Financial Accounting Standard No. 133 in January 2001, resulted in an after-tax understatement of interest expense of approximately
$5 million to $6 million or less than 1 cent per share in each of the four quarters of 2001 and for the first three quarters of 2002.

To adjust for these items, Registrant will restate its 2001 financial statements and revise 2002 quarterly financial information. The restated financial statements are expected to be filed next month.

____________________________________________________________________________

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: Martin S. Wagner
                                             Assistant Secretary

Date: December 20, 2002